UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Dearborn Bancorp, Inc

(Name of Registrant as Specified In Its Charter)

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DEARBORN BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 18, 2004

To the Shareholders of
Dearborn Bancorp, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dearborn Bancorp, Inc. will be held on Tuesday, the 18th day of May, 2004 at 4:00 P.M., Local Time, at Park Place, 23400 Park Avenue (two blocks south of Michigan Avenue at Outer Drive), Dearborn, Michigan, for the following purposes:

1.	To elect five directors of the Corporation;

2.	To consider and vote upon a proposal to approve an amendment to the Corporation’s Articles of Incorporation to increase the authorized number of shares of Common Stock; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 26, 2004 as the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournments thereof. Shareholders who are unable to attend the meeting in person, as well as shareholders who plan to attend the meeting, are requested to date, sign and mail the enclosed proxy promptly. If you are present at the meeting and desire to vote in person, you may revoke your proxy.

By Order of the Board of Directors,

/s/ Jeffrey L. Karafa

Secretary

April 16, 2004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF DEARBORN BANCORP, INC.

May 18, 2004

To the Shareholders of
Dearborn Bancorp, Inc.

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dearborn Bancorp, Inc. (hereinafter referred to as the “Corporation”) from the holders of the Corporation’s Common Stock to be used at the Annual Meeting of Shareholders to be held on Tuesday, the 18th day of May, 2004 at 4:00 P.M., Local Time, at Park Place, 23400 Park Avenue, Dearborn, Michigan, and at any adjournments thereof. The approximate date on which this Proxy Statement and the enclosed form of proxy are being sent to shareholders is April 16, 2004. The address of the principal corporate office of the Corporation is 1360 Porter St., Ste. 200, Dearborn, Michigan 48124-2823.

     Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary of the Corporation prior to voting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof. The giving of the proxy does not affect the right to vote in person should the shareholder attend the meeting.

     The Board of Directors in accordance with the By-Laws has fixed the close of business on March 26, 2004 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. At the close of business on such date, the outstanding number of voting securities of the Corporation was 2,959,597 shares of Common Stock, each of which is entitled to one vote. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but not counted on any matters brought before the meeting. Directors are elected by a plurality of the votes properly cast at the meeting.

SECURITY OWNERSHIP
ELECTION OF DIRECTORS
INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
CUMULATIVE STOCK PERFORMANCE GRAPH
RELATED TRANSACTIONS
OFFICER AGREEMENTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK
SHAREHOLDER PROPOSALS
MISCELLANEOUS
Appendix A
Appendix B
Appendix C
Appendix D

SECURITY OWNERSHIP

Management

     The following table sets forth, as of March 1, 2004, the number of shares of the Corporation’s Common Stock beneficially owned by each director, each executive officer, each nominee for election as a director and all directors and executive officers as a group.

	Number		Percent
Name of Individual	of Shares (1)		of Class
Margaret I. Campbell	27,202	(2)	*
John E. Demmer	197,098	(3)4)	6.66
William J. Demmer	38,925	(4)(5)	1.31
Michael V. Dorian, Jr.	52,000		1.76
David Himick	283,330	(6)	9.58
Jeffrey L. Karafa	50,966	(7)(8)	1.72
Donald G. Karcher	43,726	(9)	1.48
Bradley F. Keller	117,214	(10)	3.96
William T. LaRosa	13,879	(7)(8)	*
Jeffrey G. Longstreth	12,708	(11)	*
Warren R. Musson	71,171	(7)(8)(12)	2.40
Richard Nordstrom	67,180	(13)	2.28
Michael J. Ross	134,533	(7)(8)(14)	4.54
Robert C. Schwyn	37,611	(15)	1.27
Ronnie J. Story	79,168		2.68
Stephen C. Tarczy	29,738	(7)(8)(16)	1.00
Jeffrey J. Wolber	60,213	(7)(8)	2.03
All Directors and Executive Officers as a Group (17) (17 persons)	1,316,392		44.50

* Less than one percent

(1)	Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power.

(2)	Includes 2,678 shares owned by Mrs. Campbell’s husband.

(3)	Includes 68,035 shares held by Mr. Demmer’s wife as a Trustee of a trust.

(4)	Includes shared voting and ownership of 270 shares held by Jack Demmer Ford, Inc.

(5)	Includes 6,403 shares owned by Mr. Demmer’s wife.

(6)	Includes 640 shares held by the Himick Family Investment Club.

(7)	The number of shares shown in the table includes shares issuable upon the exercise of stock options within 60 days of March 1, 2004, by the following executive officers: Mr. Karafa – 44,019 shares; Mr. LaRosa – 13,781 shares; Mr. Musson – 59,294 shares; Mr. Ross – 122,862 shares; Mr. Tarczy – 26,142 shares; and Mr. Wolber – 58,709 shares.

(8)	Includes shares held in the Community Bank of Dearborn 401(k) Trust as follows: Mr. Karafa – 5,976 shares; Mr. LaRosa – 98 shares; Mr. Musson – 6,457 shares; Mr. Ross – 5,116 shares; Mr. Tarczy – 544 shares; and Mr. Wolber – 526 shares.

(9)	Includes 9,250 shares held by Mr. Karcher’s wife as a Trustee of a trust.

(10)	Includes 3,208 shares owned by Mr. Keller’s wife.

(11)	Includes 822 shares owned by Mr. Longstreth’s wife.

(12)	Includes 493 shares owned by Mr. Musson’s wife.

(13)	Includes 45,079 shares held in the Nordstrom Family Limited Partnership.

(14)	Excludes 63,454 shares in Community Bank of Dearborn 401(k) Trust of which Mr. Ross is a co-trustee.

(15)	Includes 26,343 shares held for the benefit of Dr. Schwyn in a defined benefit plan trust.

(16)	Includes 377 shares owned by Mr. Tarczy’s wife.

(17)	Includes 324,807 shares issuable upon the exercise of stock options.

Certain Beneficial Owners

     The following table sets forth as of March 1, 2004 the number of shares of the Corporation’s Common Stock owned by the only persons who were known by the Corporation to own beneficially more than five percent of the Common Stock of the Corporation:

	Number	Percent
Name of Beneficial Owner	of Shares	of Class
David Himick	283,330	9.58
John E. Demmer	197,098	6.66

ELECTION OF DIRECTORS

     The members of the Board of Directors are divided into three classes, each class to be as nearly equal in number as possible, with each class to serve a three-year term. Each of the following directors and nominees for director is also a director of the Bank. The Board of Directors has nominated Margaret I. Campbell, John E. Demmer, Michael V. Dorian, Jr. and Donald G. Karcher for election as directors for a term expiring at the 2007 Annual Meeting of Shareholders, and William J. Demmer for election as a director for a term expiring at the 2005 Annual Meeting of Shareholders, in each case until their successors are elected and qualified. Other directors who are remaining on the Board will continue in office in accordance with their previous election by shareholders until expiration of their terms at the 2005 or 2006 Annual Meeting of Shareholders, as the case may be.

     The proposed nominees for election as directors are willing to be elected. If any of the nominees at the time of election is unable to serve, or is otherwise unavailable for election, and if other nominees are designated, the proxies shall have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. However, if any nominees are substituted by management, the proxies intend to vote for such nominees. It is not anticipated that any of such nominees will be unable to serve as a director.

     The Nominating Committee is composed of Bradley F. Keller (Chairman), Jeffrey G. Longstreth and Ronnie J. Story. Each of these members meets the current requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers (“NASD”). This Committee, which met once during 2003, recommends nominees for election as directors at the Annual Meeting of Shareholders, and recommends individuals to fill vacancies which may occur between annual meetings. The Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Corporation and include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected. A copy of the Nominating Committee Charter has been attached as Appendix D.

INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS

     The following information is furnished with respect to each person who is presently a director of the Corporation whose term of office will continue after the Annual Meeting of Shareholders, as well as those who have been nominated for election as a director.

			Year in Which
		Has Served	Term or Proposed
		as Director	Term of Office
Name and Age of Director	Principal Occupation (1)	Since	Will Expire
Margaret I. Campbell, 64 (2)	Retired, Manufacturer	1992	2007

John E. Demmer, 80 (2)(3)	Chairman and CEO, Jack Demmer	1992	2007
	Ford, Inc., Jack Demmer Lincoln
	Mercury and Jack Demmer Leasing;
	Chairman of the Board of the
	Corporation
	and Community Bank of Dearborn

William J. Demmer, 50 (2)(3)	President, Jack Demmer Ford, Inc. and	New	2005
	Jack Demmer Lincoln Mercury

Michael V. Dorian, Jr., 44 (2)	Vice President, Mike Dorian Ford	1994	2007

David Himick, 78	Retired, Industrial Supply	1995	2006

Donald G. Karcher, 74 (2)	Chairman, Karcher Agency, Inc.;	1992	2007
	Vice President of the Corporation

Bradley F. Keller, 62	CEO, Braden Associates, Inc.	1992	2005

			Year in Which
		Has Served	Term or Proposed
		as Director	Term of Office
Name and Age of Director	Principal Occupation (1)	Since	Will Expire
Jeffrey G. Longstreth, 61	Real Estate Broker, Century 21 -	1992	2006
	Curran and Christie

Richard Nordstrom, 76	Retired, Architect; Vice Chairman	1992	2005
	of the Corporation

Michael J. Ross, 53	President and CEO, Community Bank	1994	2006
	of Dearborn; President and CEO of the
	Corporation

Robert C. Schwyn, 65	Physician	1994	2006

Ronnie J. Story, 57	President and CEO, Story Development	1994	2005
	Corporation and Story Brothers
	Grading and Excavating, Inc.

(1)	Each of the directors has had the same principal occupation during the past five years.

(2)	Nominated for election as a director.

(3)	William J. Demmer is the son of John E. Demmer.

CORPORATE GOVERNANCE

     The Board of Directors has determined that all directors are independent within the meaning of the rules promulgated by the National Association of Securities Dealers (“NASD”) except for Mr. Ross due to his employment as an executive officer and Mr. Himick due to his shareholdings and family relationship to two officers of the Bank.

     The Corporation’s independent directors meet periodically in executive sessions without any officer directors in attendance. If the Board convenes a special meeting, the independent directors may hold an executive session if the circumstances warrant.

     The Board of Directors held eight meetings during 2003. Each incumbent director attended at least seventy-five percent of the total number of meetings of the Board of Directors. The Corporation encourages members of its Board of Directors to attend the Annual Meeting of Shareholders. All of the Directors attended the Annual Meeting of Shareholders held May 20, 2003.

     The Corporation did not pay any director fees in 2003. The Chairman of the Bank Board received $750 per Bank Board meeting and all other non-employee Directors received $600 per Bank Board meeting during 2003. Also, all non-employee Bank Directors received $250 for each committee meeting attended during 2003.

     Shareholders may communicate with members of the Corporation’s Board of Directors by mail addressed to the Board of Directors or to a specific committee of the Board of Directors at Dearborn Bancorp, Inc. 1360 Porter St. Ste. 200, Dearborn MI 48124-2823.

     During the past year, the Corporation has taken a number of steps to protect and promote the interests of shareholders. The Board of Directors amended our Audit Committee Charter, adopted an Accounting and Auditing Complaint Policy and amended the Code of Ethics. The Board of Directors has a written charter for the Audit Committee, a copy of which is included as Appendix A to this Proxy Statement. The Accounting and Auditing Complaint Policy, Code of Ethics and Nominating Charter are attached as Appendix B, C and D respectively.

AUDIT COMMITTEE REPORT

     The members of the Audit Committee during 2003 were Bradley F. Keller (Chairman), Michael V. Dorian, Jr., Margaret I. Campbell and Donald G. Karcher. Each of these members meets the current requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers (“NASD”). Mr. Keller and Mr. Karcher both meet the requirement as an audit committee financial expert as that term is defined in the rules of the Securities and Exchange Commission. The Audit Committee, which oversees the Corporation’s financial reporting process, met four times during 2003.

     The Audit Committee (the “Committee”) has reviewed and discussed with management the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2003. The Committee has discussed with its independent auditors, Crowe Chizek and Company LLC (“Crowe Chizek”), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures from Crowe Chizek required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditors the auditors’ independence. Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors approved) that the consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. The Committee had also considered whether the provisions of other services performed by Crowe Chizek for the Corporation not related to the audit of the financial statements referred to above is compatible with maintaining Crowe Chizek’s independence.

     The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1934, except to the extent that the Corporation specifically incorporates the Report by reference in any such document.

AUDIT COMMITTEE Bradley F. Keller, Chairman Margaret I. Campbell Michael V. Dorian, Jr. Donald G. Karcher

COMPENSATION COMMITTEE REPORT

     The members of the Compensation Committee for 2003 were John E. Demmer (Chairman), David Himick, Donald G. Karcher, Bradley F. Keller and Richard Nordstrom. The Compensation Committee met once during 2003.

     The Compensation Committee of the Board of Directors is responsible for developing the Corporation’s executive compensation policies and making recommendations to the Board of Directors with respect thereto. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation to be paid to the Chief Executive Officer of the Bank and determines the compensation to be paid to each of the other executive officers of the Bank. No compensation is payable to the executive officers of the Corporation. The Committee also administers all aspects of the Corporation’s executive compensation program including its stock option plan.

Base Salaries

Salaries for the executive officers of the Bank are established by examining the experience and responsibility requirements of the position held. Marketplace information for comparable positions is also reviewed, including peer executives in comparable markets.

Bonus Awards

Officers of the Bank may be considered for annual discretionary cash bonuses which may be awarded to recognize and reward corporate and individual performance, based on attainment of specific goals and objectives.

Stock Options

Under the Corporation’s 1994 Stock Option Plan, which was approved by the shareholders, stock options may be granted, from time to time, to officers and key employees of the Corporation and the Bank. 118,609 options were granted in 2003, 167,853 options were granted in 2002 and 131,366 options were granted in 2001. 60,365 options were exercised in 2003, 20,070 options were exercised in 2002 and 18,762 options were exercised in 2001. During 2003, 4,410 options were forfeited. As of December 31, 2003, all available options have been granted.

COMPENSATION COMMITTEE John E. Demmer, Chairman David Himick Donald G. Karcher Bradley F. Keller Richard Nordstrom

EXECUTIVE COMPENSATION

     The Chairman of the Board of the Corporation, John E. Demmer, received no compensation from the Corporation in 2003. The following table sets forth information with respect to those executive officers of the Corporation or the Bank whose total compensation exceeded $100,000 during 2003.

Summary Compensation Table

	Annual Compensation
				All other	Number of
				Compensation	Options
Name and Principal Position	Year	Salary	Bonus	(3)	Granted (4)
Michael J. Ross	2003	$250,521	$75,000	$7,500	13,314
President and Chief Executive Officer,	2002	202,020	50,000	6,000	16,538
Community Bank of Dearborn	2001	179,176	40,000	5,100	15,801

Jeffrey L. Karafa	2003	109,650	27,500	3,889	8,820
Senior Vice President, CFO	2002	97,293	20,000	3,394	10,940
Community Bank of Dearborn	2001	89,895	16,000	3,067	10,721

William T. LaRosa (1)	2003	135,000	20,000	2,025	2,205
Oakland Regional President Community Bank of Dearborn

Warren R. Musson	2003	135,566	40,000	4,772	8,820
Senior Vice President, Head of Lending	2002	125,495	28,000	4,594	10,940
Community Bank of Dearborn	2001	110,055	28,000	4,145	10,721

Stephen C. Tarczy (2)	2003	145,692	40,000	2,575	8,820
Northeast Regional President	2002	149,394	26,000	547	10,940
Community Bank of Dearborn

Jeffrey J. Wolber	2003	97,809	24,000	1,178	8,820
Senior Vice President, Branch Operations	2002	91,756	20,000	1,078	10,940
Community Bank of Dearborn	2001	81,940	16,000	771	10,721

(1)	Mr. LaRosa was employed by the Bank on November 12, 2002.

(2)	Mr. Tarczy was employed by the Bank on August 8, 2001.

(3)	All other compensation represents matching contributions to the Community Bank of Dearborn 401(k) plan made by the Bank.

(4)	Adjusted for Stock Dividends.

Options Grants During 2003

     The following table sets forth information on stock options granted during 2003 under the Corporation’s Stock Option Plan to those officers of the Bank named in the Summary Compensation Table.

	Individual Grants
		Percent of
	Number of	Total Options			Potential Realizable Value at
	Securities	Granted to			Assumed Rates of Stock Price
	Underlying	Employees	Exercise		Appreciation for Option Term (3)
	Options	During 2003	Price Per	Expiration
Name	Granted	(1)	Share (2)	Date	5%	10%
Michael J. Ross	13,314	11	$16.69	01/21/13	$222,211	$354,147
Jeffrey L. Karafa	8,820	7	16.69	01/21/13	147,206	234,608
William T. LaRosa	2,205	2	16.69	01/21/13	36,802	58,652
Warren R. Musson	8,820	7	16.69	01/21/13	147,206	234,608
Stephen C. Tarczy	8,820	7	16.69	01/21/13	147,206	234,608
Jeffrey J. Wolber	8,820	7	16.69	01/21/13	147,206	234,608

(1)	The Corporation granted options aggregating 118,609 shares to officers and key employees during 2003.

(2)	The exercise price may be paid at the discretion of the Stock Option Plan Committee by delivery of already-owned shares.

(3)	As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Corporation’s Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10% (total appreciation of 63% and 159%) respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Corporation’s Common Stock.

Year-end Option Values

     The following table sets forth certain information on the number of stock options remaining unexercised at December 31, 2003 by the officers of the Bank named in the Summary Compensation Table and the value of such options at December 31, 2003.

			Number of Securities Underlying		Value of Unexercised
	Shares	Value	Unexercised Options		In-the-Money Stock Options
	Acquired	Realized	at December 31, 2003		at December 31, 2003
Name	on Exercise	at Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Ross	—	—	122,862	—	$1,374,961	—
Jeffrey L. Karafa	3,990	$55,784	44,019	—	432,777	—
William T. LaRosa	—	—	13,781	—	99,085	—
Warren R. Musson	—	—	59,294	—	674,491	—
Stephen C. Tarczy	—	—	26,142	—	205,784	—
Jeffrey J. Wolber	9,370	$85,955	58,709	—	640,731	—

CUMULATIVE STOCK PERFORMANCE GRAPH

     On April 8, 1998 the Corporation completed its initial public offering of common stock and began trading on the Nasdaq SmallCap Market. During 1999, the Corporation began trading on the Nasdaq National Market.

     The graph and table that follow show the cumulative return on the Common Stock from December 31, 1998 through December 31, 2003. This return is compared in the table and graph with the cumulative return over the same period with the following two indices: (i) the All U.S. Nasdaq Index and (ii) the Nasdaq Bank Index. The graph and table were prepared assuming that $100 was invested on December 31, 1998 in the Common Stock and in each of the indices. Cumulative total return on the Common Stock or the two indices equals the total increase (decrease) in value since December 31, 1998. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or any particular index.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG DEARBORN BANCORP, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BANK INDEX

* $100 invested on 12/31/98 in stock or in index, including reinvestment of dividends. Fiscal year ending December 31.

Peer Group Total Return

	Cumulative Total Return
	DEARBORN	NASDAQ STOCK	NASDAQ
	BANCORP, INC.	MARKET (U.S.)	BANK
12/31/98	100.000	100.000	100.000
12/31/99	58.286	185.428	96.154
12/31/00	84.393	111.832	109.841
12/31/01	123.701	88.765	118.922
12/31/02	191.404	61.369	121.738
12/31/03	258.929	91.753	156.620

RELATED TRANSACTIONS

     Certain directors and officers of the Corporation, their associates and members of their immediate families were customers of, and had transactions, including loans and commitments to lend, with the Bank in the ordinary course of business during 2003. All such loans and commitments were made by the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future.

OFFICER AGREEMENTS

     The Corporation has entered into an employment agreement with Michael J. Ross whereby he is employed as President and Chief Executive Officer of the Bank for an initial term ending June 19, 2008 (subject to automatic annual one-year extensions, unless either party gives notice that the agreement shall not be extended). The agreement provides for an annual base salary of $250,000, subject to annual review. The Compensation Committee may also award Mr. Ross an annual bonus based upon attainment of specific goals and objectives established by the Compensation Committee. If Mr. Ross’s employment is terminated by the Corporation during the term of the agreement without “cause” (as defined in the agreement) or if he terminates for “good reason” (as defined in the agreement), he will be entitled to receive (i) his annual base salary through the date of termination, (ii) a cash amount equal to his annual base salary in effect at the termination date times 2.9 plus a cash amount equal to the highest bonus awarded him during the previous three years prior to the termination date times 2.9, (iii) outplacement services, (iv) for two years after termination, all employee benefits he was receiving prior to termination, (v) continued medical coverage for a period of time, and (vi) assignment to Mr. Ross of the Bank’s interest in any insurance policies on his life. Mr. Ross would also be entitled to receive additional payments from the Corporation if any amount payable to him on termination of employment is subject to tax under Section 4999 of the Internal Revenue Code. The Agreement also contains a noncompetition covenant for a period of eighteen months following termination of employment.

     The Corporation has entered into agreements with Messrs. Karafa, LaRosa, Musson, Tarczy and Wolber which provide that in the event of a change in control of the Corporation (as defined in the agreements), these persons would have specific rights and receive certain benefits if, during the term of the agreements, either employment was terminated by the Corporation without “cause” (as defined in the agreements) or the person was to terminate employment for “good reason” (as defined in the agreements). In these circumstances, the person would be entitled to receive (a) full base salary through the date of termination, including unearned vacation pay, (b) a cash amount equal to the person’s annual base salary in effect on the termination date and a cash amount equal to the highest annual bonus awarded to the person during the previous three years prior to the termination date, (c) outplacement services, (d) full vesting of any stock options, (e) for twelve months after the termination date, all employee benefits the person was receiving prior to termination, (f) continued medical coverage for a period of time, and (g) assignment to the person of the Corporation’s interest in any insurance policies on the person’s life. The agreements have an initial term of five years and are renewable each year thereafter unless either party gives notice that the agreements will not be renewed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and officers to file reports of ownership and changes in ownership of common stock with the Securities and Exchange Commission. Based upon written representations by each director and officer, all the reports were filed by such persons during the last fiscal year except for one late report for each of the following Directors: Mr. J. Demmer, Mr. Longstreth, Dr. Schwyn and Mr. Story.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Crowe Chizek and Company LLC has been selected as independent certified public accountants to audit the Corporation’s books as of and for the year ended December 31, 2004. A representative of Crowe Chizek and Company LLC will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions by shareholders.

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

     The following table sets forth the aggregate fees billed to the Corporation for the years ended December 31, 2002 and 2003 by the Corporation’s principal accounting firm, Crowe Chizek and Company LLC:

	2003	2002
Audit Fees (1)	$56,000	$46,000
Audit Related Fees (2)	2,000	11,000
Tax Fees (3)	12,000	13,000
All Other Fees	—	—

	$70,000	$70,000

(1)	Includes fees related to the annual report on Form 10-K and quarterly reports on Form 10-Q.

(2)	Includes consulting fees related to determining proper accounting disclosures and transactions. 2002 fees also include consultations regarding a potential acquisition and assistance in addressing new disclosure certification requirements.

(3)	Includes fees related to tax preparation, calculation

     The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence. The audit committee has determined such services for 2003 and 2002 were compatible.

     The Audit Committee is responsible for appointing, compensating and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding the pre-approval of all audit and non-audit services provided by the independent auditor. This policy requires the Audit Committee to receive advance approval for specific projects and categories of service. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. All services preformed after the establishment of the policy have been pre-approved pursuant to the policy.

PROPOSAL TO AMEND ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors has unanimously approved an amendment to the Corporation’s Articles of Incorporation (the “Articles”) to increase the number of authorized shares of Common Stock to 10,000,000 shares.

     The Articles presently authorize 5,000,000 shares of Common Stock. As of March 1, 2003, 2,956,494 shares of Common Stock were issued and outstanding; and 548,924 shares of Common Stock were reserved for issuance pursuant to the Corporation’s Stock Option Plan.

     The proposed amendment would provide additional Common Stock which could be used from time to time without further action by the shareholders unless required by applicable law or regulation for general corporate purposes which the Board of Directors deems advisable, such as stock splits, stock dividends, financing, acquisitions, and other corporate purposes. The Corporation currently has no plans, understandings or arrangements for the issuance of the additional shares of Common Stock to be authorized by the proposed amendment.

     The proposed amendment to the Articles is not intended as an anti-takeover provision. However, an increase in the authorized number of shares of Common Stock could make more difficult, and thereby discourage, attempts to acquire control of the Corporation. Issuance of shares of Common Stock could dilute the ownership interest and voting power of present shareholders, including any shareholder who might seek control of the Corporation.

     The affirmative vote of the holders of a majority of the Corporation’s outstanding shares of Common Stock will be required for approval of the proposed amendment to the Article of Incorporation.

     The Board of Directors unanimously recommends a vote FOR the proposed amendment to the Articles of Incorporation.

SHAREHOLDER PROPOSALS

     Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Secretary of the Corporation at the corporate offices on or before December 17, 2004.

MISCELLANEOUS

     The annual report of the Corporation for the fiscal year ended December 31, 2003, including financial statements, is being mailed to shareholders with this proxy statement.

     An annual report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 2003, will be provided free to shareholders upon written request. Write to Dearborn Bancorp, Inc., 1360 Porter St. Ste 200, Dearborn MI 48124-2823. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Corporation, that file electronically. The SEC’s web site address is http:\\www.sec.gov.

     The management of the Corporation is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

     The cost of soliciting proxies in the accompanying forms will be borne by the Corporation. The Corporation may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the beneficial owners and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by officers and employees of the Corporation and the Bank.

By Order of the Board of Directors,

/s/ Jeffrey L. Karafa

Secretary

April 16, 2004

Appendix A

DEARBORN BANCORP, INC.
AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors (“Board”) to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements and (3) the independence and performance of the Corporation’s auditors.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Corporation shall provide appropriate funding for the payment of advisors engaged by the Audit Committee

The members of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers and at least one Committee Member shall be a “financial expert” as defined by the Securities and Exchange Commission..

The Audit Committee shall meet as often as necessary to carry out its responsibilities and make regular reports to the Board.

The Audit Committee shall be responsible for:

     1. The appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and each such independent auditor must report directly to the Audit Committee.

     2. Preapprove all audit, review or attest services and permitted non-audit services, including the fees and terms thereof, to be performed by the independent auditor. The Committee may designate a member of the Committee to represent the entire Committee for the purpose of this preapproval, subject to review by the full Audit Committee at the next regularly scheduled meeting.

     3. Review with the independent auditor the scope of the annual audit and any reports issued in connection with the audit; and other material written communications between management and the auditor.

     4. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation’s financial statements.

     5. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements

     6. Review with management and the independent auditor the Corporation’s quarterly financial statements prior to the filing of each Form 10-Q. The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.

     7. Meet periodically with management to review the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

     8. Review major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditor or management; Resolve disagreements, if any, between management and the independent auditor.

     9. Review the independent auditor’s annual letter and disclosures to the Audit Committee regarding independence and review the non-audit services performed by the independent auditor to establish that performing those services does not impair the independence of the auditors.

     10. Evaluate the performance of the independent auditor.

     11. Meet with the independent auditor prior to the annual audit to review the planning and staffing of the audit.

     12. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Corporation’s response to that letter. Such review should include: (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; and (b) any changes required in the planned scope of the audit.

     13. Prepare the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

     14. Review with the Corporation’s legal counsel legal matters that may have a material impact on the financial statements, the Corporation’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     15. Meet at least annually with the Chief Financial Officer, the independent auditor and the internal auditor in separate executive sessions.

     16. Periodically review the status of any pending litigation which could have a significant impact on the Corporation’s financial statements or seriously affect its reputation.

     17. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters, and investigate matters brought to the Audit Committee’s attention within the scope of its duties.

     18. Other activities deemed appropriate including the preparation of summary reports to the Board of Directors together with any recommendations for action.

     19. Oversee special investigations.

     20. Review and approve all related-party transactions.

     21. Review this Audit Committee Charter at least annually and recommend any proposed changes to the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Management is also responsible to assure compliance with laws and regulations.

Appendix B

DEARBORN BANCORP, INC.
ACCOUNTING AND AUDITING COMPLAINT POLICY

In compliance with the Sarbanes-Oxley Act of 2002 Sec 301; Section 10A(m)4 of the Securities Exchange Act of 1934, the Audit Committee of Dearborn Bancorp, Inc. and its subsidiary Community Bank of Dearborn (collectively referred to as the “Bank”) has established procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Every director, officer and employee has the duty to promptly report any suspected accounting or auditing process violations. All issues raised will be reviewed and responded to.

The Corporation forbids retaliation against employees who report violations in good faith.

To file a complaint on a suspected violation, contact the Compliance Officer of the Bank.

Should you wish to remain anonymous, mail your complaint (marked ‘Confidential’) to:

Compliance Officer
Dearborn Bancorp, Inc.
PO Box 2247
Dearborn, MI 48123-2247

Appendix C

DEARBORN BANCORP, INC.
CODE OF ETHICS

POLICY STATEMENT

Dearborn Bancorp, Inc. and its subsidiary Community Bank of Dearborn (collectively hereafter referred to as the “Bank”) recognizes that a reputation for integrity, trust, and confidence is of paramount importance and is dependent upon the personal and professional conduct of its officers, employees and directors. Persons who represent the Bank are expected to adhere to the highest personal and professional standards in their dealings with customers, vendors, the public and other employees; to assure the advancement of the Bank’s interests; and, to remain independent from influences that could impair, or appear to impair impartial, objective banking judgment or action. As a condition of continued employment, officers and employees of the Bank must comply with the requirements of this policy. Each person must promptly disclose, and in certain instances avoid, activities and interest that may conflict or lead to a conflict between the best interests of the Bank and the officer or employee.

This policy applies to all officers and employees of Dearborn Bancorp, Inc., Community Bank of Dearborn, and members of their Boards of Directors and various committees.

SPECIFIC POLICIES

CONFLICTS OF INTEREST

All conflicts of interest between officers, employees and directors of the Bank and the Bank’s interests are prohibited. A “conflict of interest” exists whenever an individual’s own interests interfere or conflict in any way with the interest of the Bank. A conflict situation can arise when an officer, employee or director takes actions or has interests that may make it difficult to perform his or her work objectively and effectively.

SELF DEALING

An officer and employee’s position with the Bank should not be used directly or indirectly for private gain, advancement or personal interest or to obtain benefits for oneself, customers, suppliers or other vendors. Officers and employees must avoid dealing on behalf of the Bank with any person or firm with whom they, or members of their immediate family, have any financial interest. Buying from, selling to, making loans or commitments, acceptance of any business or employment activity at any time which would conflict with the Bank’s interests or diminish one’s ability to provide full, loyal, and undivided service to the Bank is prohibited. No officer or employee should directly handle or influence the handling of their own accounts with the Bank, or those of family members, or, of the officer’s or employee’s businesses or business associates.

PERSONAL INVESTMENTS AND FINANCIAL AFFAIRS

Bank officers and employees may make personal investments in corporate stock, real estate, etc. Such investments, however, shall not be made as a result of material insider information obtained through employment. Particular care should be taken with original or new stock issues. Confidential information about the Bank and its customers, suppliers, and vendors acquired by officers and employees in the course of their duties is to be used solely for banking purposes. In making personal investments, all officers and employees should be guided by the keen awareness of potential conflict. It is expected that all officers and employees will conduct their personal financial affairs in a manner that will not reflect adversely upon the Bank or on their personal credit standing in the community.

CONFIDENTIAL AND INSIDER INFORMATION

All information obtained from the relationships between the Bank and its customers, prospective customers, suppliers, and vendors is confidential and shall be used solely for Bank business purposes. The use of such information to further private interests of oneself or others is unethical and may violate security laws, the National Bank Act and regulations promulgated under that Act. No information should be disclosed except as authorized by the customer or as required by statute or a court of competent jurisdiction.

GIFTS AND ENTERTAINMENT

It is recognized that many customers and suppliers consider reasonable gifts and entertainment as a sensible and acceptable business practice, without intending to influence unduly the judgment of officers and employees in business matters. However, an officer or employee should not accept gifts, entertainment, or other favors of more than nominal value. As circumstances may vary widely, it is not felt appropriate to place a dollar amount on “nominal.” Rather, an officer or employee who is offered a gift should consider such factors as how the acceptance of such a gift is perceived by the donor, and how it would be viewed by the public and the bank regulators. An officer or employee must never accept any thing that could compromise the Bank’s position, or could influence his or her judgment in regard to the customer’s dealings with the Bank. The solicitation or acceptance of commissions, fees, or anything of monetary value on the part of officers or employees in connection with the performance of their duties is highly improper, and in some instances, illegal. Nor would it be appropriate for a member of the officer’s or employee’s family to accept such payments or gifts. Benefits based on a customer relationship, such as large discounts not ordinarily available to others, must be declined. Officers and employees and their immediate families should never borrow personally from customers or suppliers unless these contracts are engaged directly in the lending function, and then only under normal conditions with respect to interest rates, terms, security, and repayment programs.

COMPETITION

Competition with other financial institutions should always be positive. However, no agreement or understanding should be entered into with any financial institution relative to interest rates, terms, conditions of pricing of bank services or products except when cooperation is necessary as in the consideration of a loan participation.

POLITICAL ACTIVITY AND CONTRIBUTIONS

Officers and employees are encouraged to maintain an interest and participation in local, state, and federal government affairs. The Bank is restricted by federal and state law which prohibits contributions of funds, property, or other resources in support of a political party or candidate. No action or activity should be undertaken for the perceived benefit of the Bank if the Bank could not legally take such action directly. Care should be exercised so that political activity or participation does not reflect on, or cause embarrassment to the Bank.

OUTSIDE DIRECTORSHIPS

The Bank recognizes the value of having officers and employees serve as directors or members of outside boards of profit-making and not-for-profit corporations or business entities where there is no apparent conflict of interest with the Bank. Prior to acceptance of a position on the board of directors or other managing body of any such organization engaged in the financial services industry or any such organization which does or seeks to do business with the Bank, officers and employees must obtain the consent of the Bank.

INTELLECTUAL PROPERTY

Intellectual property, including patents, copyrights, books, articles, programs or equipment developed or improved upon by Bank officers and employees with the use of the Bank’s time, equipment, materials, or resources, during their employment, are the sole and exclusive property of the Bank.

CONFLICT OF CONSCIENCE

In the event an officer or employee is requested or required to perform duties to which he or she objects because of religious or personal convictions, or legal or moral concerns, the assistance of the Bank’s Human Resources department should be obtained.

PUBLIC COMPANY REPORTING

As a public company, it is of critical importance that the Bank’s filings with the Securities and Exchange Commission be accurate, timely and understandable. Depending on the officer or employees position with the Bank, the officer or employee may be called upon to provide necessary information to assure that the Bank’s public reports are complete, fair and understandable. The Bank expects all officers and employees to take this responsibility very seriously and to provide prompt and accurate answers to inquiries related to the Bank’s public disclosure requirements.

COMPLIANCE WITH LAWS AND CORPORATE POLICIES

It is the continuing policy of Dearborn Bancorp, Inc and Community Bank of Dearborn to comply fully with all laws, governmental rules and regulations applicable to our industry. To this end, officers and employees are expected to have a general knowledge of the laws, rules and regulations pertinent to their areas of responsibility. It is improper to knowingly transact any business in criminally-derived property or to assist in money laundering or in the structuring of currency transactions so as to avoid reporting requirements. All officers and employees will comply with the policies and procedures established to maintain adequate accounting standards and a system of internal accounting controls.

ENFORCEMENT OF CODE

Violations of this Code shall be promptly reported to the Board of Directors. The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of this Code. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits and termination of the individual’s employment or such other action as the Board may determine is appropriate under the circumstances. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violations to the proper course of action and whether or not the individual in question had committed other violations in the past. All reporting persons will be treated fairly, equally and consistently.

AMENDMENT AND WAIVER

This Code may be amended by the Board of Directors. Any waiver of this Code for officers, employees or directors may only be authorized by the Board of Directors. Any waiver of this Code for directors or executive officers must be promptly disclosed

Appendix D

DEARBORN BANCORP, INC.
NOMINATING COMMITTEE CHARTER

     The Nominating Committee (the “Committee”) is appointed by the Board of Directors to assist the Board of Directors in identifying qualified individuals to become directors and recommend to the Board of Directors qualified director nominees for election at the shareholders’ annual meeting.

COMMITTEE MEMBERSHIP

     The Committee members shall be appointed and may be replaced from time to time by the Board of Directors. The Committee shall consist of no fewer than three directors. Each member of the Committee shall be an “independent director” as that term is defined in the applicable rules of The Nasdaq Stock Market. The Board of Directors may appoint a Chairperson of the Committee. If the Board of Directors does not appoint a Chairperson, the Committee may elect its own Chairperson.

MEETINGS

     The Committee shall meet as often as necessary to carry out its responsibilities. Any member of the Committee may call a meeting of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the vote of a majority of its members present at a meeting at which a quorum is present shall constitute action of the Committee. The Chairperson of the Committee, or another of its members, shall report to the Board of Directors on Committee meetings that are held.

COMMITTEE GOALS AND RESPONSIBILITIES

1.	The Committee shall recommend to the Board of Directors director nominees for election at the shareholders’ annual meeting.

2.	Prior to nominating an existing director for re-election to the Board of Directors, the Committee shall consider and review the existing director’s:

(a)	Board of Director and committee meeting attendance and performance;

(b)	length of Board of Director service;

(c)	experience, skills and contributions that the existing director brings to the Board of Directors; and

(d)	independence.

3.	In the event that a director vacancy arises, the Committee shall (a) seek and identify a qualified director nominee to be recommended to the Board of Directors for either (i) appointment by the Board of Directors to serve the remainder of the term of the director position that is vacant, or (ii) election at the shareholders’ annual meeting; or (b) recommend that the size of the Board of Directors be decreased to eliminate the vacancy.

4.	In evaluating a candidate for recommendation as a director nominee, the Committee shall consider such matters as it deems appropriate, including the candidates personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the full Board of Directors in collectively serving the long-term interests of the Company’s shareholders. Candidates may be interviewed by the Committee where it deems it appropriate.

5.	The Committee shall consider director candidates recommended by holders of the Company’s stock or other securities. Recommendations by security holders should be submitted to the Committee.

6.	The Committee shall have discretion and authority to retain any search firm to assist in identifying director candidates, retain outside counsel or any other internal or external advisors, and approve all related fees and retention terms.

7.	The Committee shall review and reassess the adequacy of this Charter from time to time and recommend any proposed changes to this Charter to the Board of Directors.

PROXY

DEARBORN BANCORP, INC.

PROXY - Solicited by Board of Directors
For Annual Meeting of Shareholders to Be Held May 18, 2004

The undersigned hereby appoints John E. Demmer and Michael J. Ross, or either of them, with power of substitution in each, proxies to vote all Common Stock of the undersigned in Dearborn Bancorp, Inc. at the Annual Meeting of Shareholders to be held on May 18, 2004, and at all adjournments thereof, upon the following:

1.	ELECTION OF DIRECTORS	FOR all nominees listed below	WITHHOLD AUTHORITY to
		(except as indicated to the contrary below)	vote for all nominees listed below

Nominees as Directors: Margaret I. Campbell, William J. Demmer, John E. Demmer, Michael V. Dorian, Jr. and Donald G. Karcher

INSTRUCTION:	To withhold authority to vote for any individual nominee write that nominee’s name on the space provided below.

2.	To APPROVE an amendment to the Articles of Incorporation to increase authorized Common Stock.

                    FOR                              AGAINST                              ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE PROXIES ARE APPOINTED TO VOTE FOR THE ELECTION OF ALL DIRECTORS AND FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

Signature of Shareholder

Signature of Shareholder

Dated , 2004 Please sign exactly as your name is printed hereon. When signing as attorney, executor, administrator, personal representative, trustee, or guardian, please give full title. If stock is held jointly, each joint owner must sign.

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